Exhibit 99.2

Benson Hill Appoints Richard Mack to Board of Directors

Agriculture Industry Executive Brings Nearly Three Decades of Experience to Benson Hill Board

ST. LOUIS, MO. – June 16, 2023 – Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced that it has appointed Richard Mack as an Independent Director to the Company’s Board of Directors, effective immediately. Mr. Mack will serve on the Board’s Audit and Risk Committee and Compensation Committee. With his appointment, the Board will comprise nine directors, seven of whom are independent.

Mr. Mack brings nearly 30 years of leadership experience to the Benson Hill Board. Mr. Mack previously served as Executive Vice President and Chief Financial Officer of The Mosaic Company, a global leader in the crop nutrient industry and a Fortune 500 company. Mosaic was formed through the spin-off and merger of Cargill Inc.’s fertilizer business units with IMC Global Inc. in 2004, which Mr. Mack served as a founding executive.

“Rich is a highly respected industry executive with a record of building and growing companies in the agribusiness industry. We are pleased to welcome him to the Benson Hill Board,” said Daniel Jacobi, Chairman of the Benson Hill Board of Directors. “We look forward to benefiting from his deep experience and expertise in finance and advancing strategic initiatives. We are confident that he is well suited to support our Board and guide the management team in executing our strategic goals and delivering value for shareholders.”

Mr. Mack said, “I am honored to join the Benson Hill Board and help the Company in its efforts to disrupt the traditional agriculture industry and promote sustainable farming practices. Benson Hill is an innovative company, and I admire how the Company uses its proprietary technology and unique model to empower its farmer partners, ingredient food manufacturers and retailers to promote sustainable food for consumers on a global scale. I look forward to working alongside the Board to help position Benson Hill to deliver on its mission to create shareholder value by making food that is better from the beginning.”

About Richard Mack

Richard (Rich) Mack is an experienced, entrepreneurial business executive with significant expertise in the finance and agricultural industry.

He was a founding executive of The Mosaic Company, holding various senior executive posts from its formation in 2004 until he left the Company in 2018 as its Executive Vice President and Chief Financial Officer. Under his leadership at Mosaic, Mr. Mack oversaw business operations in eight countries with over 10,000 employees and was instrumental in overseeing and developing the company’s corporate strategy, finances, and key operational and employee matters. Mr. Mack was also the founder and visionary of Streamsong Resort. Prior to his tenure at Mosaic, Mr. Mack served as corporate counsel to Cargill, Inc., an international producer and marketer of food, agricultural, financial, and industrial products and services, and was a co-founder of Cargill’s corporate venture capital arm. Mr. Mack currently serves on the board of directors of Titan Machinery Inc., the largest global dealer of Case IH and New Holland agriculture and construction equipment, and H.J. Baker and Bros., LLC, a global sulfur trading and logistics company.

Mr. Mack received an M.B.A. from Northwestern University’s Kellogg School of Management, a J.D. from Hamline University and a B.S. from Moorhead State University.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the execution of the Company’s business plan, the appointment of a director to the Company’s Board, and the director’s activities on the Company’s Board. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to: risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts

Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com